Exhibit 99.1

KushCo Holdings Reports First Fiscal Quarter 2019 Results

Revenues Increased 186% Year-over-Year to approximately $25.3 million, setting a record for quarterly revenue

GARDEN GROVE, Calif., January 8, 2019 – KushCo Holdings, Inc. (OTCQB: KSHB) (“KushCo” or the “Company”), the parent company of innovative industry leaders such as Kush Supply Co., Kush Energy, The Hybrid Creative, and Koleto Innovations, which provide a range of services and products for a variety of industries including the regulated cannabis and CBD industries, today reported financial results for its first fiscal quarter of 2019, for the period ended November 30, 2018.

First Fiscal Quarter Financial Summary

•	Revenue was up 186% Year-over-Year to $25.3 million. Revenue exceeded the previous quarterly high of approximately $20 million in the fourth fiscal quarter of 2018, representing a 26.5% increase.
•	On a GAAP Basis, gross profits were equal to 12.8%, compared with 34.8% in the prior year period.
•	On a Non-GAAP Basis, excluding the impact of short-term supply chain capacity issues and recent non-recurring vendor quality control initiatives, gross profits were equal to approximately 20%. As a result of supply chain capacity challenges, the Company was forced to import products by air leading to significantly higher freight costs.
•	On a GAAP Basis, net loss was approximately $8.2 million compared to net income of $0.1 million in the first quarter of fiscal 2018. Loss per share was equal to negative $0.10, compared to $0.00 for the same year-ago period.
•

On a Non-GAAP Basis, excluding the impact of the non-recurring charges described above, as well as other non-cash gains and losses outlined below, net loss was equal to $8.0 million and net loss per share was negative $0.10 for the first quarter of fiscal 2019.

•	Cash was $3.0 million as of November 30, 2018 compared to $13.5 million as of August 31, 2018. Rapid demand for product and timing of inventory purchases leading up to Chinese New Year have resulted in a decreased cash position and overall working capital headwinds, through which, the Company is actively managing.

First Fiscal Quarter Operational Summary

•	Formed an exclusive partnership with JSP Portinox to facilitate the delivery of ultra-pure hydrocarbon gases and solvents in state-of-the-art stainless-steel gas cylinders, through the Kush Energy division.
•	Engaged Manhattan Associates as the Company’s new Warehouse Management System provider and GoLeanSixSigma.com as consultants to build scalable and sustainable processes that maximize efficiency.

•	Initiated the Company’s second international expansion with a new office in the Jiangbei District of Ningbo, China, establishing a physical presence that will facilitate stronger manufacturing relationships and maintain consistent high-quality standards.
•	Appointed Christopher Tedford as Chief Financial Officer, allowing Jim McCormick to focus exclusively on the Chief Operating Officer role.
•	Formed a three-member Advisory Board to provide strategic advice and expertise to help accelerate growth, manage risk and enhance operational performance.
•	Officially changed the Company’s name from Kush Bottles, Inc., to KushCo Holdings, Inc., reflecting a diversified business model, effective September 1, 2018.
•	Re-branded KushCo Holdings primary business unit Kush Bottles into Kush Supply Co.
•	Appointed Steve Hwang as President of Koleto Innovations.
•	Joined Sustainable Packaging Coalition, a membership-based collaborative that is considered the leading voice on sustainable packaging solutions.

Nick Kovacevich, Chairman and Chief Executive Officer, commented, “Coming off an exceptionally strong fiscal 2018, we continued to retain and grow our customer base, grow market share and drive sales across all our key markets in the first fiscal quarter of 2019. This drove record growth in the quarter, with revenues of $25.3 million, representing 186% growth, compared with approximately $8.8 million in the first fiscal quarter of 2018. This strong performance reflects the strength of our business model, which leverages our ecosystem of diverse business units and product categories to cross sell product classes, reinforce the sticky nature of our business and support stable revenue growth.

“While we are confident in the Company’s upward trajectory, we acknowledge the impact that our dramatic growth has had on our gross margins, in particular, the utilization of air freight and additional cost incurring quality control measures at our receiving warehouse to meet demand. We have implemented a number of strategic operational initiatives that will drive our gross margins back towards 30% as we scale the business, with improvements in margins expected in the second half of fiscal 2019. These efforts are centered on supply chain fortification including upgrading our China-based producers to support higher volumes. We are also improving operational processes through the rollout of a new Warehouse Management System, which will allow us to improve inventory accuracy, expand gross margins through a more efficient supply chain and support the overall scaling of our business. Furthermore, we are shifting toward a higher-margin product mix driven by new product launches to take place over 2019. We believe our product pipeline is strong and we can expect to see new customers expand into new product buckets which will also improve our margins,” continued Mr. Kovacevich.

“Going forward, we continue to develop our transformed business model, investing in the growth and retention of our robust customer base, continuously adding new product and service offerings, and driving effective cross-selling opportunities across the business. New opportunities continue to rapidly emerge in the industry. With the recent signing of the 2018 Farm Bill into law on December 20th to legalize industrial hemp, we expect to see more large-scale production and sale of CBD oil and related products, fueling demand for our packaging, supplies and labeling solutions, as well as for our solvents and marketing and branding services. We also expect to see an increase in adult vaping of CBD, which is a major component of our business and a key driver behind our expanding customer base as vape sales attract new customers onto our sales platform. We are focused on building out a scalable, sustainable business and, as 2019 unfolds and new markets and geographies open up, we will continue to expand our presence as a primary supply chain partner to the industry,” concluded Mr. Kovacevich.

Conference Call Information

The company will also host a conference call on Tuesday, January 8, 2019 at 4:30 PM Eastern Time.

Participant Dial-In Numbers:

Toll-Free: 1-800-458-4121

Toll / International: 1-856-344-9290

*Participants should request the KushCo Holdings Earnings Call or provide confirmation code 9657030

The call will be webcast, with an accompanying slide deck, on the KushCo Events page of the Company website at www.kushco.com. Please visit the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the call will be available on the KushCo Events page approximately two hours after the conference call has ended.

Nick Kovacevich, Chief Executive Officer of KushCo, and Christopher Tedford, Chief Financial Officer will be conducting a question and answer session following their prepared remarks.

To be added to the distribution list, please email ir@kushco.com with “Kush” in the subject line.

About KushCo Holdings, Inc.

KushCo Holdings, Inc. (OTCQB: KSHB) is the parent company to a strategically integrated group of business units that are transformative leaders across several industries. KushCo Holdings’ subsidiaries and brands provide exceptional customer service, product quality, compliancy knowledge and a local presence in serving its diverse customer base.

KushCo Holdings’ brands include Kush Supply Co., a dynamic sales platform that is the nation’s largest and most respected distributor of packaging, supplies, and accessories to the cannabis and CBD industry, Kush Energy, which provides ultra-pure hydrocarbon gases and solvents, Hybrid Creative, a premier creative design agency for clients across several industries, and Koleto Innovations, the research and development arm driving intellectual property development and acquisitions.

Founded in 2010, KushCo Holdings has now sold more than 1 billion units and regularly sells to more than 5,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe. KushCo Holdings subsidiaries maintain facilities in the five largest U.S. cannabis markets as well as having a local sales presence in every major U.S. cannabis market.

KushCo Holdings strives to be the industry leader for responsible and compliant products and services in the legal cannabis and CBD industry. The Company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc. While KushCo Holdings provides products and solutions to customers in the cannabis and CBD industries, it has no direct involvement with the cannabis plant or any products that contain THC or CBD.

For more information, visit www.kushco.com or call (888)-920-5874.

About Non-GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures. For a description of these non-GAAP financial measures and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles, please see the accompanying table titled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures” and the section following such table titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent the Company’s current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect the opinions of the Company’s management only as of the date of this release. Please keep in mind that the Company is not obligating itself to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “expect,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by the Company herein are often discussed in filings the Company makes with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on the Company’s website, at: www.kushco.com.

KushCo Holdings Contacts

Media Contact:
Anne Donohoe / Nick Opich
KCSA Strategic Communications
212-896-1265 / 212-896-1206
adonohoe@kcsa.com / nopich@kcsa.com

Investor Contact:
Phil Carlson / Elizabeth Barker
KCSA Strategic Communications
212-896-1233 / 212-896-1203
ir@kushco.com

KUSHCO HOLDINGS, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

	For the three months ended November 30, 2018
	2018	2017
Net revenue	$25,319,642	$8,847,115
Cost of goods sold	22,090,504	5,766,576
Gross profit	$3,229,138	$3,080,539

Operating expenses:
Selling, general and administrative	$12,547,638	$2,929,096
Gain on disposition of assets	(1,254,414)	-
Total operating expenses	11,293,224	2,929,096
(Loss) income from operations	(8,064,086)	151,443

Other income (expense)
Change in fair value of warrant liability	(216,000)	-
Change in fair value of equity investment	536,000	-
Interest expense	(440,964)	(2,413)
Total other expense	(120,964)	(2,413)
(Loss) income before income taxes	(8,185,050)	149,030
Income tax expense	-	54,415
Net (loss) income	$(8,185,050)	$94,615

Net (loss) income per share:
Basic net (loss) income per common share outstanding	$(0.10)	$0.00
Diluted net (loss) income per common share outstanding	$(0.10)	$0.00

Basic weighted-average common shares outstanding	78,470,987	59,194,323
Diluted weighted-average common shares outstanding	78,470,987	65,908,368

KUSHCO HOLDINGS, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

	November 30,	August 31,
	2018	2018
ASSETS
Current assets:
Cash	$3,028,436	$13,466,807
Accounts receivable, net	10,339,293	8,600,959
Prepaid expenses and other current assets	20,070,569	13,623,285
Inventory, net	17,373,565	11,813,755
Total current assets	50,811,863	47,504,806

Goodwill	49,564,325	49,564,325
Intangible assets, net	3,822,100	4,487,415
Equity investment	2,326,884	-
Property and equipment, net	4,995,604	4,135,090
Other assets	1,132,503	250,296
Total Assets	$112,653,279	$105,941,932

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,547,053	$2,821,839
Accrued expenses and other current liabilities	4,402,176	2,738,430
Contingent cash consideration payable	672,849	754,955
Notes payable - current portion	117,192	61,685
Line of credit	6,728,632	918,124
Total current liabilities	19,467,902	7,295,033

Long-term liabilities:
Notes payable	338,675	172,021
Warrant liability	14,646,000	14,430,000
Deferred rent	108,479	106,032
Total long-term liabilities	15,093,154	14,708,053
Total liabilities	34,561,056	22,003,086
Total stockholders’ equity	78,092,223	83,938,846
Total liabilities and stockholders’ equity	$112,653,279	$105,941,932

KUSHCO HOLDINGS, INC.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures

(Unaudited)

	For the three months	As a % Of
	ended November 30, 2018	Net Revenue
Net revenue	$25,319,642

GAAP Gross profit	$3,229,138	13%
Adjusted for non-recurring air freight costs	1,247,257
Adjusted for non-recurring temporary direct labor costs	466,680
Non-GAAP Gross Profit	$4,943,075	20%

GAAP Net Loss:	$(8,185,050)
Adjusted for non-recurring air freight costs	1,247,257
Adjusted for non-recurring temporary labor costs	466,680
Gain on disposition of assets	(1,254,414)
Fair value gain related to equity investment	(536,000)
Fair value loss related to warrant liability	216,000
Non-GAAP Net Loss:	$(8,045,527)

GAAP Net Loss per share:	$(0.10)
Adjusted for non-recurring air freight costs	0.02
Adjusted for non-recurring temporary labor costs	0.01
Gain on disposition of assets	(0.02)
Fair value gain related to equity investment	(0.01)
Fair value loss related to warrant liability	0.00
Non-GAAP Net Loss per share:	$(0.10)

Basic and diluted weighted average shares outstanding	78,470,987

ABOUT NON-GAAP FINANCIAL MEASURES

The accompanying press release dated January 8, 2019, contains non-GAAP financial measures. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. The Company computes non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. The Company may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company's operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company's historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and create a misplaced perception that the Company's results have underperformed or exceeded expectations.

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